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                                                                  EXHIBIT (a)(i)

                            ARTICLES OF INCORPORATION

                                       OF

                              BRIDGEWAY FUND, INC.

                                  ARTICLE FIRST

            I, the incorporator, James H. Ellis, whose post office address is 36 Butler Road, Scarsdale, New York 10583, being at I least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

                                 ARTICLE SECOND

                                      NAME

            The name of the corporation (which is hereinafter called the "Corporation") is BRIDGEWAY FUND, INC.

                                 ARTICLE THIRD

                                    PURPOSES

            The purposes for which the Corporation is formed are to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the 1940 Act) and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force. In the event the Corporation shall cease to be registered under the 1940 Act, it shall have all of the powers to invest and reinvest its assets which it would have if so registered, but without the

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restrictions on such powers imposed by or under the 1940 Act or by any
"fundamental policy" (as that term is used in the 1940 Act) adopted by the Corporation pursuant to the 1940 Act. In the event the Corporation shall cease to be so registered, all references in these Articles of Incorporation or in the Corporation's By-Laws which limit the powers of the Corporation pursuant to or under the 1940 Act or which affect the manner in which action may be taken by the Board of Directors or stockholders shall cease to be in effect.

                                 ARTICLE FOURTH

                               ADDRESS IN MARYLAND

            The address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

            The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its mailing address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                 ARTICLE FIFTH

                                  CAPITAL STOCK

            Section 1. The total number of shares of all classes of stock which the Corporation has authority to issue is 1,000,000,000 shares of capital stock ("Shares") of the par value of $.001 each, having an aggregate par value of $1,000,0000 (any class(es) of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes" and which may be referred to in other documents as "Portfolios" or "Funds" or "Series"). The Board of Directors of the Corporation shall have the power and authority to further classify or reclassify any unissued Shares from time to time by setting or

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changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemptions of such unissued Shares, including without limitation the power to reclassify unissued Shares of any Class as authorized shares of any other Class.

            Section 2. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all Classes is follows, unless otherwise set forth in Articles Supplementary or Articles of Amendment filed with the Maryland State Department of Assessments and Taxation describing any further Class or Classes from time to time created by the Board of
Directors:

                  (a) All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of the creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds thereof funds or payments which are not readily identifiable as belonging to any

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particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                  (b) The assets belonging to any particular Class shall be charged with the liabilities of the Corporation in respect of that class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Class, are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors, shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                  (c) Dividends or distributions on Shares of a particular Class, whether payable in Shares or cash, may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

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                  (d) In the event of the liquidation or dissolution of the
Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of shares of that Class held by them and recorded on the books of the Corporation.

                  (e) On each matter submitted to vote of the stockholders, each stockholder of a Share shall be entitled to one vote for each Share standing in such holder's name on the books of the Corporation, irrespective of the Class thereof, and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however , that (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act and/or Maryland law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Classes then subject to (iii) below the Shares of all other Classes shall vote as a single Class; and (iii) as to any matter which does not affect the interest of a particular Class, including but not limited to any proposal to liquidate any other Class only the holders of Shares of the one or more affected Classes shall be entitled to vote.

                  (f) All Shares of each particular Class shall represent an equal and proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (c) of Section 2 of this Article or otherwise under those Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash

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or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

            Section 3. No holder of Shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of Shares on securities of the Corporation.

            Section 4. All Shares now or hereafter authorized, and of any Class, shall be "subject to redemption" and "redeemable", in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations as amended from time to time (the "Maryland Corporation Law"), at the redemption or repurchase price for Shares of that Class, determined in the manner set out in the Articles of Incorporation or in any amendment thereto. In the absence of any contrary specification as to the purpose for which Shares repurchased by it, all Shares so repurchased shall be deemed to be "retired automatically" in the sense contemplated by the Maryland Corporation Law. Shares retired by repurchase on retired by redemption shall thereafter have the status of authorized but unissued Shares of the Corporation.

            Section 5. All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                                 ARTICLE SIXTH

                                   DIRECTORS

            The initial number of Directors of the Corporation shall be two, and the names of those who shall act as such until the first meeting of stockholders at which Directors are to be elected and until their successors are duly elected and qualify are as follows: John N.R. Montgomery and Ann M. Montgomery. However, the By-Laws of the Corporation may fix the number of Directors at a number other than two and may authorize the Board of Directors, by the

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vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors within a limit specified in the By-Laws, provided that in no case shall the number of Directors be less than two, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders.

                                 ARTICLE SEVENTH

           PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS
                 OF THE CORPORATION, DIRECTORS AND STOCKHOLDERS

            Section 1. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute the Board of Directors is hereby empowered:

                  (a) To authorize the issuance for sale, from time to time, of Shares of any Class whether for cash at not less than the par value thereof or for such other considerations as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the Laws of Maryland; provided, however, the consideration on the value thereof as determined by the Board of Directors) per Share to be received by the Corporation upon the sale of Shares of any Class (including treasury Shares) shall not be less than the net asset value (determined as provided in, Article NINTH hereof) per Share of that Class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

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                  (b) To specify, in instances in which it may be desirable, that Shares of any Class repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such Shares are repurchased.

                  (c) To increase on decrease the number of Shares of stock of any Class that the Corporation has authority to issue.

            The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

            Section 2. The presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of the shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If however, a quorum with respect to all Classes, a Separate Class on a Combined Class, as the case may be shall not be present or represented at any meeting of the stockholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the holders of a requisite number of Shares entitled to vote at such meeting shall be present in person or by proxy. At such adjourned meeting at which

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the requisite number of Shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes on of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the 1940 Act, any other applicable law or these Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than the majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Class s or such Class or Classes, as the case may be, outstanding and entitled to vote thereon.

            Section 3. The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the term of office of the several classes, but the term of office of a Director may not be longer than five years, or, except in the case of an initial or substitute Director shorter than the period between meetings of stockholders at which Directors are to be elected, and the term of office of at least one class shall expire each year.

            Section 4. The holders of Shares of any Class of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by the Maryland Corporation Law, subject to reasonable regulations of the Board of

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Directors, not contrary to the Maryland Corporation Law, as to whether and at what extent, at what times and places, and under what conditions and regulations such nights shall be exercised.

            Section 5. Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

            Section 6. If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Maryland Corporation Law, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by the Directors.

            Section 7. Subject to the provisions of 1940 Act, any Director, officer or employee individually, or any partnership of which any Director, officer or employee may be a member, on any corporation or association of which any Director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, on may be peculiarly or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract on other transaction shall be thereby affected on invalidated; provided that in case a Director, or partnership, corporation or association of which a Director is a member, officer director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the Corporation who is so interested, or who is also a director, officer, trustee employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract on transaction, and may

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vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director officer, trustee, employee or stockholder of such other corporation on association or not so interested or a member of a partnership so interested.

            Section 8. Specifically, but without limitation of the foregoing, the Corporation may enter into management or investment advisory contracts or underwriting contracts and other contracts with, and may otherwise do business with, any manager or investment adviser for the Corporation and/or principal underwriter of the Shares of the Corporation on any subsidiary on affiliate of any such manager or investment advisor and/or principal underwriter and may permit any such firm or corporation to enter into any contracts on other arrangements with an other firm or corporation relating to the Corporation not withstanding that the Board of Directors of the Corporation may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Corporation may have been or may become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Corporation and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Corporation and any such firm on corporation shall be in invalidated or in any way affected thereby, nor shall any Director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it on him solely because of the existence of any such contract or transaction; provided that, so long as the Corporation is registered under the 1940 Act, nothing herein shall protect any Director or officer of the Corporation against any liability to the corporation or to its security holders to which he would otherwise he subject by reason of misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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                                 ARTICLE EIGHTH

                           REDEMPTIONS AND REPURCHASES

            Section 1. The Corporation shall under some circumstances redeem and may under other circumstances repurchase or redeem, Shares as follows:

                  (a) Each holder of Shares of any Class shall be entitled at such holder's option to require the Corporation to redeem all or any part of the Shares of that Class owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, on such other form of requested as is determined by the Board of Directors, accompanied by surrender of the certificate on certificates for such Shares, or such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of Section 2 of this Article.

                  (b) In addition, the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any class, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of Section 2 of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable and in accordance with Maryland Corporation Law if applicable.

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                  (c) In addition, the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase
Shares of any Class, either directly or through an agent, subject to and in accordance with the provisions of Section 2 of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined in accordance with any provision of the 1940 Act or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

                  (d) Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of Shares of any or all Classes to require the Corporation to redeem such Shares or may suspend any voluntary repurchase of such Shares:

                        (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

                        (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission on any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected Class or Classes is not reasonably practicable, or (B) it is not reasonably practicable, for the Corporation fairly to determine the value of the net assets of the affected Class or classes; or

                        (iii) for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

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            Section 2. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Class pursuant to Section 1 hereof:

                  (a) The days on which and time as of which the net asset value per share of a particular Class applicable to any redemption pursuant to Section 1 of this Article shall be computed shall be such days and time as may be determined by or pursuant to the direction of the Board of Directors (which days and time may differ from Class to Class).

                  (b) Certificates, if any, for Shares of any Class to be redeemed or repurchased shall be surrendered in proper form for transfer, or such other form as the Board of Directors may determine, together with such proof, if any, of the authenticity of signatures as may be required by the Board of Directors.

                  (c) Payment of the redemption or repurchase price by the Corporation on its designated agent shall be made within seven days after the time used for determination of the redemption or repurchase price, plus such additional period as may be permitted by on under the 1940 Act, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Class so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole on in part in securities or other assets of the Corporation belonging to that Class if the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole on in part in securities or other assets of the Corporation belonging to that class, the Corporation shall, as nearly as may be practicable, deliver securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the securities and other assets of the Corporation belonging to that Class

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as is represented by the Shares of that Class so to be paid for. Delivery of the securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose securities are to be delivered may be made.

                  (d) The right of the holder of Shares of any Class redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except as otherwise determined by the Board of Directors and except for the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation on its designated agent, in cash and/or in securities or other assets of the Corporation belonging to that Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and with respect to Shares otherwise entitled to vote, except for the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

                                 ARTICLE NINTH

                        DETERMINATION OF NET ASSET VALUE

            Section 1. Such net asset value per Share of each Class on any day shall be computed as follows:

                  (a) The net asset value pen Share of each Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Class by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

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                  (b) The "net value of the assets" of the Corporation belonging to a particular Class shall be the "gross value" of the assets belonging to that Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Class as in the opinion of the officers of the Corporation are in accordance with accounting practice.

                  (c) The "gross value" of the assets belonging to a particular Class shall the amount of all cash and receivables and the market value of all securities and other assets held by the Corporation and belonging to that Class at the time as which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

            Section 2. The Board of Directors is empowered, in its absolute discretion to establish other methods for determining such net asset value whenever such other methods are deems by it to be necessary or desirable and are consistent with the provisions of the 1940 Act and the rules and regulations thereunder.

                                  ARTICLE TENTH

                                 INDEMNIFICATION

            Section 1. As used in this Article TENTH, the following terms shall have the meanings set forth below:

                  (a) The term "indemnitee" shall mean any present or former Director, officer employee, or agent of the Corporation (which term as used in this Article TENTH shall include a "corporation" as defined in the applicable provisions of the Maryland Corporation

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Law) and any person who while a Director, officer, employee or agent of the
Corporation is or was serving at the request of the Corporation as a Director, officer, partner, trustee or employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan any present or former investment adviser, sub-adviser or principal underwriter of the Corporation and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator successor or assignee.

                  (b) The term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above.

                  (c) The term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question.

                  (d) The term "covered expenses" shall mean judgments, penalties, fines settlements and reasonable expenses (including attorney's fees) actually incurred by an indemnitee in connection with a covered proceeding.

                  (e) The term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

            Section 2. The Corporation shall indemnify each indemnitee to the fullest extent permitted by law, including the 1940 Act, as currently in effect or as the same may

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hereafter be amended, but shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

            Section 3. Except as set forth in Section 2 above or as otherwise provided in the applicable provisions on indemnification contained in the Maryland Corporation Law, the Corporation shall indemnify an indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (A) the vote of a majority of a quorum of Directors who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (B) an independent legal counsel in a written opinion. In voting on such matter, or in giving such opinion, such Directors or counsel may consider that the dismissal of a covered proceeding against an indemnitee for insufficiency of evidence of any disabling conduct with which the indemnitee has been charged would provide reasonable assurance that the indemnitee was not liable by reason of disabling conduct.

            Section 4. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Corporation to such indemnitee prior to the final disposition of such proceeding upon the request of such indemnitee for such advance, upon receipt by the corporation of the written undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification hereunder; furthermore such expenses may be advanced only if one or more of the following

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occurs: (i) the indemnitee provides security for such undertaking; (ii) the
Corporation is insured against losses arising out of any lawful advances; or
(iii) there shall have been a determination made in accordance with either review process provided in Section 3(ii)(A) or (B) above, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

            Section 5. Nothing herein shall be deemed to affect the right of the Corporation and/or any indemnitee to acquire and pay for any insurance covering any or all Indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act and the laws of Maryland.

                                ARTICLE ELEVENTH

                              DETERMINATION BINDING

            Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Class, as to the amount of the net income of the Corporation belonging to any Class for any period or amounts that are any time legally available for the payment of dividends of Shares of any Class, as to the amount of any reserves or charges set up with respect to any Class and the propriety thereof, as to the time of or purpose for creating any reserves or charges with respect to any Class, and to the use, alteration or cancellation of any reserves or charges with respect to any Class (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid for or discharged or shall be then or thereafter required to be paid or discharged), as to the price or the closing bid or asked price of

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any security owned or held by the Corporation and belonging to any Class, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Class, as to the number of Shares of any Class outstanding or deemed to be outstanding as to the impracticability or impossibility of liquidating securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the securities and other assets of the Corporation belonging to any Class represented by any Shares belonging to any Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase and/or other acquisition or disposition of securities or Shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Classes past, present and future, and Shares of all Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to bind any person to waive compliance with any provision of the Securities Act of 1933 (the "1933 Act") or the 1940 Act or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

                                ARTICLE TWELFTH

                                  MISCELLANEOUS

            Section 1. In the event that any person advances the organizational expense of the Corporation or any Class, such advances shall become an obligation of the Corporation or such Class, subject to such terms and conditions as may he fixed by, or on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to he amortized over a period of periods to be fixed by the Board and allocated to such Class to Classes as may be determined by the Board of Directors.

            Section 2. Whenever any action is taken under these Articles of Incorporation under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Securities and Exchange Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid therewise reversed or modified by any of the foregoing.

            Section 3. Each prospectus of the Corporation (which term "prospectus' as used herein shall include any related statement of additional information) which is in effect from time to time relating to its Shares under the 1993 Act and each proxy statement of the Corporation shall be considered as part of the minutes of the proceedings of the Board of Directors of the Corporation and as reflective of action required or permitted to be taken by such Board under these Articles of Incorporation or by the By-Laws of the Corporation, whether or not copies of such prospectus or proxy statement are included in the minute books of the Corporation.

            Section 4. Whenever under these Articles of Incorporation, the Board of Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

            Section 5. The Corporation shall have the right, at any time and without prior notice to the stockholder in question to redeem Shares of any Class held in any account registered in the name of such stockholder for their current net asset value, if and to the extent that such redemption is necessary to reimburse either the Corporation or its principal

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underwriter for any loss either sustained by reason of (i) the failure of such stockholder to make timely and good payment for Shares (whether of the same Class or any other Class or Classes) purchased or subscribed for by such stockholder, regardless of whether such stockholder was a stockholder at the time of such purchase or subscription; and/or (ii) the cancellation by such stockholder of a redemption or repurchase order; and/or (iii) the failure of such stockholder to provide necessary and timely documentation as to a redemption or repurchase order, necessitating the cancellation of the same; subject in each case to and upon such terms and conditions as the Board of Directors may from time to time prescribe.

                               ARTICLE THIRTEENTH

                                   AMENDMENTS

            The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of the Shares of any Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if the holders of a majority of all the Shares of all Classes or of the affected Class or Classes as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

            I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts therein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Date: September 28, 1993                              /s/ James H. Ellis

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STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF WESTCHESTER   )

            This is to certify that on this 28th day of Sept. 1993, before me the subscriber, a Notary Public of the State of New York, personally appeared James H. Ellis, and he acknowledged the foregoing articles of Incorporation to be his act.

            Witness m hand and Notarial Seal the day and year above written.


                                                          /s/ Eleanor A. Joyce
                                                       -------------------------
                                                            Notary Public